UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2006

NuTECH DIGITAL, INC.
(Exact name of Registrant as specified in charter)

California	000-50021	95-4642831
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

7900 Gloria Avenue
Van Nuys, California 91406
(Address of principal executive offices)

Registrant’s telephone number, including area code: (818) 994-3831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On April 25, 2006, the Registrant filed a Current Report on Form 8-K disclosing that it entered into a Consulting Agreement with Digital Acquisitions Company LLC (the “Consultant”). On May 29, 2006 the Registrant received a letter from the Consultant terminating the Consulting Agreement. There is no material relationship between the Registrant and its affiliates and the Consultant.

According to the Consulting Agreement, the Registrant was to retain the services of the Consultant for a period of 12 months. During the term, the Consultant was to provide a number of services to the Registrant, including managing customer relations, assessing and managing key employees and advising and recommending strategies for improving operations.

So long as the Consultant was satisfied with its due diligence review, the Consultant was to invest the sum of $150,000, either as an exercise of a stock option or as a purchase of additional shares of common stock, within 60 days from the date of the Consulting Agreement.

According to a letter received from the Consultant on May 29, 2006, the Consultant completed its due diligence investigation and determined that the Consulting Agreement was not in its best interests. Pursuant to the terms of the Consulting Agreement, the Consultant was entitled to terminate the Consultant's engagement at any time, for any reason or no reason, upon 10 days advance written notice to the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuTECH DIGITAL, INC.

By:/s/ Lee Kasper
Lee Kasper, President
Dated: August 1, 2006